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As filed with the Securities and Exchange Commission on October   , 1998
                                                Registration No.
                                                                 --------------

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELI LILLY AND COMPANY
             (Exact name of registrant as specified in its charter)

                          LILLY CORPORATE CENTER
INDIANA                   INDIANAPOLIS, INDIANA 46285           35-0470950
-------                   ---------------------------           ----------
(State or other        (Address of Principal Executive Offices) (I.R.S. Employer
jurisdiction of        (Zip Code)                               Identification No.)
incorporation or
organization)

       1998 Lilly Stock Plan, 1994 Lilly Stock Plan, 1989 Lilly Stock Plan

                            (Full Title of the Plan)
                            ------------------------

           Rebecca O. Goss, Senior Vice President and General Counsel
                              Eli Lilly and Company
                             Lilly Corporate Center
                           Indianapolis, Indiana 46285

                     (Name and address of agent for service)
    Telephone number, including area code, of agent for service: 317-276-2000

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
     Title of         Amount to be      Proposed maximum  Proposed maximum      Amount of
 securities to be      registered        offering price       aggregate      registration fee
    registered                           per share(1)    offering price(1)
---------------------------------------------------------------------------------------------
   Common Stock        54,000,000          $74.28125       $4,011,187,500     $1,115,110.13
                         shares

        (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's Common Stock in the consolidated reporting system on October 19, 1998.

        There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1998 Lilly Stock Plan.

        Pursuant to Rule 429, this Registration Statement also refers to Registration Statements No. 33-56141, 33-29482 and 333-62015.




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                                     PART I

Item 1.    PLAN INFORMATION

           Not included pursuant to Form S-8 instructions.

Item 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

           Not included pursuant to Form S-8 instructions.

                                     PART II

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The Annual Report of Eli Lilly and Company (the "Company" or "Registrant") on Form 10-K for the fiscal year ended December 31, 1997, the Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1998, and June 30, 1998 and the description of the Company's common stock contained in the Company's Registration Statement under the Securities Exchange Act of 1934 with respect to that stock filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating that description, are incorporated in this Registration Statement by reference. All documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents with the Commission.

Item 4.    DESCRIPTION OF SECURITIES

           Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           James B. Lootens, Assistant Secretary and Associate General Counsel of the Company, has provided an opinion as to the legality of the securities offered hereby. Mr. Lootens beneficially owns 8,197 shares of common stock of the Company and holds options to purchase an additional 19,600 shares of such stock.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

           To the fullest extent permitted by the Indiana Business Corporation Law, the Company's Articles of Incorporation provide for indemnification of directors, officers, and employees of the Company against any and all liability and expense actually and reasonably incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action on the merits or otherwise or (b) the Board of Directors, independent legal counsel, or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in the best interests of the Company (or in the case of conduct not in the individual's official capacity with the Company, at least not opposed to its best interests) and, in addition, in any criminal action, had no reasonable cause to believe that their conduct was unlawful or had reasonable cause to believe their conduct was lawful.

           Officers and directors of the Company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act of 1933.





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



Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

Item 8.    EXHIBITS

           Exhibit
           Number     Description

           5          Opinion of James B. Lootens, Assistant Secretary and
                          Associate General Counsel of the Company, including his consent

          23          Consent of Ernst & Young LLP, Independent Auditors

Item 9.    UNDERTAKINGS

           (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.





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



               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 19, 1998.

                                         ELI LILLY AND COMPANY

                                             By  s/Sidney Taurel
                                                 -----------------------------
                                                 Sidney Taurel, President and
                                                 Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.





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
------------------------------------------------------------------------------------------------------
           SIGNATURE                         TITLE                                           DATE
------------------------------------------------------------------------------------------------------
s/Sidney Taurel                              President, Chief Executive Officer,         October 19, 1998
------------------------------------         and a Director (principal executive
(Sidney Taurel)                               officer)

s/Charles E. Golden                          Executive Vice President, Chief Financial   October 19, 1998
------------------------------------         Officer and a Director (principal
(Charles E. Golden)                          financial officer)

s/Arnold C. Hanish                           Chief Accounting Officer (principal         October 19, 1998
------------------------------------         accounting officer)
(Arnold C. Hanish)

s/Evan Bayh                                  Director                                    October 19, 1998
------------------------------------
(Evan Bayh)

s/Steven C. Beering, M.D.                    Director                                    October 19, 1998
------------------------------------
(Steven C. Beering, M.D.)

s/Alfred G. Gilman, M.D., Ph.D.              Director                                    October 19, 1998
------------------------------------
(Alfred G. Gilman, M.D., Ph.D.)

s/Karen N. Horn, Ph.D.                       Director                                    October 19, 1998
------------------------------------
(Karen N. Horn, Ph.D.)

s/Kenneth L. Lay, Ph.D.                      Director                                    October 19, 1998
-------------------------------------
(Kenneth L. Lay, Ph.D.)

s/Franklyn G. Prendergast, Ph.D.             Director                                    October 19, 1998
-------------------------------------
(Franklyn B. Prendergast, Ph.D.)

s/Kathy P. Seifert                           Director                                    October 19, 1998
-------------------------------------
(Kathy P. Seifert)

s/Randall L. Tobias                          Director                                    October 19, 1998
-------------------------------------
(Randall L. Tobias)

s/August M. Watanabe                         Director                                    October 19, 1998
-------------------------------------
(August M. Watanabe)

s/Alva O. Way                                Director                                    October 19, 1998
-------------------------------------
(Alva O. Way)




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                                        INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement:

Exhibit

 5        Opinion of James B. Lootens, Assistant Secretary and
          Associate General Counsel of the Company, including his consent

23        Consent of Ernst & Young LLP, Independent Auditors





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